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                                                                       EXHIBIT 5


                                  [LETTERHEAD]
                                  LAW OFFICES
                       HASKELL, SLAUGHTER & YOUNG, L.L.C.



                                 March 30, 2001


The Banc Corporation
17 North 20th Street
Birmingham, AL  35203

         RE: REGISTRATION STATEMENT ON FORM S-8 - THE SECOND AMENDED AND RESTATED 1998 STOCK INCENTIVE PLAN OF THE BANC CORPORATION AND THE COMMERCE BANK OF ALABAMA INCENTIVE STOCK COMPENSATION PLAN OUR FILE NO. 05136-010

Gentlemen:

         We have served as counsel for The Banc Corporation, a Delaware Corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 500,000 shares (the "Shares") of the Company's authorized Common Stock, par value $.001 per share, to be issued to participants in the Second Amended and Restated 1998 Stock Incentive Plan of the Company and the Commerce Bank of Alabama Incentive Stock Compensation Plan (the "Plans") pursuant to the Company"s Registration Statement on Form S-8 (the "Registration Statement"). This opinion is furnished to you pursuant to the requirements of Form S-8.

         In connection with this opinion, we have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization and issuance of the Shares and the authorization and adoption of the Plans as we have deemed necessary and appropriate.



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The Banc Corporation
March 30, 2001
Page 2


         Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

         1.       The Shares have been duly authorized;

         2. Upon issuance, sale and delivery of the Shares as contemplated in the Registration Statement and the Plan, the Shares will be legally issued, fully paid and nonassessable.

         We do hereby consent to the reference to our firm in this Registration Statement and to the filing of this Opinion as an Exhibit thereto.


                                         Yours truly,

                                         HASKELL SLAUGHTER & YOUNG, L.L.C.


                                         By:   /s/ Robert E. Lee Garner
                                            ------------------------------------
                                                       Robert E. Lee Garner